Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Announces $6 Million Private Placement Priced at a Premium to Market

Vancouver, BC – September 9, 2022 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the research, development, manufacturing and commercialization of rare cannabinoids, today announced that it has entered into a securities purchase agreement with two healthcare-focused institutional investors for the issuance and sale of 691,245 of its common shares at a purchase price of $8.68 per share (or pre-funded warrant in lieu thereof) in a private placement priced at-the-market under Nasdaq rules. In addition, the Company has agreed to issue to the investors in the offering unregistered preferred investment options (the “investment options”) to purchase up to an aggregate of 1,382,490 common shares. The aggregate gross proceeds to the Company from the private placement is expected to be approximately $6 million. The offering is expected to close on or about September 13, 2022, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering to continue pipeline development of its pharmaceutical drug candidates, advance manufacturing know-how of cannabinoids and cannabinoid analogs, support intellectual property development and other commercial activities, and for general working capital purposes.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The unregistered investment options to be issued in the offering will be exercisable immediately upon issuance at an exercise price of $8.44 per share and will expire seven years from the date of issuance.

In addition, an investor in the private placement agreed to cancel preferred investment options to purchase up to an aggregate of 412,331 common shares of the Company which were previously issued to the investor.

The unregistered common shares, pre-funded warrants and investment options sold in the offering described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the common shares underlying the pre-funded warrants and investment options, have not been registered under the Act or applicable state securities laws. Accordingly, the common shares, the pre-funded warrants, the investment options and the common shares underlying the pre-funded warrants and investment options may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered common shares and the shares issuable upon exercise of the unregistered pre-funded warrants and investment options.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About InMed:

InMed Pharmaceuticals is a global leader in the research, development and manufacturing of rare cannabinoids, including clinical and preclinical programs targeting the treatment of diseases with high unmet medical needs. We also have significant know-how in developing proprietary manufacturing approaches to produce cannabinoids for various market sectors. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: the closing of the offering; the use of the net proceeds of the offering; the filing of a registration statement by InMed with the SEC covering the resale of the unregistered common shares and the shares issuable upon exercise of the unregistered pre-funded warrants and investment options; being a global leader in the research, development, manufacturing and development of rare cannabinoids; and delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: the ability to obtain all necessary regulatory approvals on a timely basis, or at all; the closing of the offering on a timely basis on the terms described herein, or at all; and continued economic and market stability. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the SEC on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.